Exhibit 99.1

DBGI Announces Definitive Agreement to Acquire Sundry

o	Sundry is an omnichannel, ocean inspired women’s lifestyle brand

o	Sundry generated $19.9 million in revenue and $3.7 million in net income for the entire fiscal year of 2020;

o	Sundry generated $18.2 million in revenues in the first nine months of 2021 vs. $13.2 million in the same period a year ago, an increase of 37.9%; and

o	Sundry generated $2.7 million in net income in the first nine months of 2021 vs. $2.4 million in the same period a year ago, an increase of 11.7%.

Austin, TX—Digital Brands Group, Inc. (“we”, “us” or the “Company”) (NASDAQ: DBGI), a curated collection of luxury lifestyle, digital-first brands, today announces that it has signed a definitive merger agreement to acquire Sundry, a privately-owned global lifestyle apparel brand. The transaction is expected to be completed late in the first half of 2022, subject to customary closing conditions and financing.

Sundry Acquisition Highlights:

o	This acquisition is expected to immediately create significant scale in revenues and internal cash flow due to leveraging of shared expenses in both operations and marketing;

o	The acquisition should drive more brand awareness and customer demand, which in turn should fuel our future growth across our platform, brands and customers; and

o	This acquisition should create significant synergies between all our portfolio brands that results in significantly lower customer acquisition costs, higher customer retention, higher annual spend per customer and higher lifetime value per customer.

Sundry is an omnichannel women’s lifestyle apparel brand inspired by Mattieu Leblan’s upbringing and ocean lifestyle. Founded in 2011, Sundry offers distinct collections of women’s clothing, including dresses, shirts, sweaters, skirts, shorts, athleisure bottoms and other accessories. Sundry’s products are coastal casual and consist of soft, relaxed and colorful designs that feature a distinct French chic, resembling the spirits of the French Mediterranean and the energy of Venice Beach in Southern California. Sundry’s founders and senior leadership team will remain with the company, headquartered in Los Angeles, California.

“We believe the Sundry acquisition is a transformative acquisition for Digital Brands Group. In the short term, this acquisition is expected to immediately create significant scale in revenues and internal cash flow for marketing and talent growth. In the long term, we believe this acquisition should drive more brand awareness and customer demand, which in turn should fuel our future growth across our platform, brands and customers,” said Hil Davis, Chief Executive Officer of DBG.

Davis continued, “This acquisition will also transform our brand portfolio, which we believe should make it more attractive and engaging for our current and potential customers driving more brand awareness and demand. We believe this acquisition should result in a significant acceleration in our marketing strategies, customer acquisition growth, customer retention and annual spend per customer.”

Laura Dowling, DBG’s Chief Marketing Officer added, “Regarding customer reach, we believe this acquisition should result in a significant acceleration in our customer base due to Sundry’s large direct-to-consumer list. We plan to leverage Sundry’s customer list to cross market with our other brands. We believe this should create significant synergies between all our portfolio brands that results in significantly lower customer acquisition costs, higher customer retention, higher annual spend per customer and higher lifetime value per customer.”

“We are excited to join Digital Brands Group, and we are excited to leverage the marketing expertise and team of Digital Brands Group,” said Matthieu Leblan and Joe Levy, co-founders and co-CEOs of Sundry. “We believe this partnership will maintain our vision, while also providing growth capital and marketing expertise at a scale that we have never experienced.”

Pursuant to the acquisition agreement, the holders of all of the outstanding membership interests of Sundry will exchange all of such membership interests for (i) $7.5 million of shares of the Company’s common stock at the volume-weighted average (rounded to the nearest $0.0001) of the closing price of the Company’s common stock on the Nasdaq Capital Market during the thirty (30) trading day period immediately prior to the closing, but in no event at a price less than $1.59, and (ii) $34.0 million represented by $20.0 million of cash which will be paid at the closing and $14.0 million in promissory notes due December 31, 2022, subject to adjustment. Please refer to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission to review the details and specifics of the acquisition agreement.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws, including statements regarding the acquisition and the ability to meet the closing conditions required to complete the acquisition. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding DBG’s plans, objectives, projections and expectations relating to DBG’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of DBG to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel and accessories; disruption to DBGs distribution system; the financial strength of DBG’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets and global supply chain; DBG’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; DBG’s ability to implement its business strategy; DBG’s ability to grow its wholesale and direct-to-consumer businesses; retail industry changes and challenges; DBG’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that DBG’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; DBG’s ability to properly collect, use, manage and secure consumer and employee data; stability of DBG’s manufacturing facilities and foreign suppliers; continued use by DBG’s suppliers of ethical business practices; DBG’s ability to accurately forecast demand for products; continuity of members of DBG’s management; DBG’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; DBG’s ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; adverse or unexpected weather conditions; DBG's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent DBG from fulfilling its financial obligations; and climate change and increased focus on sustainability issues. More information on potential factors that could affect DBG’s financial results is included from time to time in DBG’s public reports filed with the SEC, including DBG’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. Digital native first brands are brands founded as e-commerce driven businesses, where online sales constitute a meaningful percentage of net sales, although they often subsequently also expand into wholesale or direct retail channels., Unlike typical e-commerce brands, as a digitally native vertical brand we control our own distribution, sourcing products directly from our third-party manufacturers and selling directly to the end consumer. We focus on owning the customer's "closet share" by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort. We have strategically expanded into an omnichannel brand offering these styles and content not only on-line but at selected wholesale and retail storefronts. We believe this approach allows us opportunities to successfully drive Lifetime Value ("LTV") while increasing new customer growth.

Digital Brands Group, Inc. Company Contact
Hil Davis, CEO
Email: invest@digitalbrandsgroup.co
Phone: (800) 593-1047

SOURCE Digital Brands Group, Inc.

Related Links

https://www.digitalbrandsgroup.co

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